UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 27, 2017
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 27, 2017, BioRestorative Therapies, Inc. (the "Company") issued a promissory note to Tangiers Global, LLC ("Tangiers") in the principal amount of $675,000 (the "Tangiers Note") pursuant to a debt financing in which Tangiers funded the sum of $621,000, and $54,000 was retained in an original issue discount for due diligence and legal expenses.  The Tangiers Note provides for the payment of the principal amount, together with guaranteed interest equal to 6% of the principal amount of the Tangiers Note, on May 27, 2018.  The Tangiers Note is convertible, at the option of Tangiers, into shares of common stock of the Company at a conversion price of $2.75 per share, subject to adjustment.  In consideration of the loan, the Company issued to Tangiers a five-year warrant for the purchase of 40,663 shares of common stock of the Company at an exercise price of $4.15 per share (the "Tangiers Warrant").

The foregoing descriptions of the Tangiers Note and the Tangiers Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Tangiers Note and the Tangiers Warrant in the forms filed as Exhibits 10.1 and 10.2 to this Current Report, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01 above.

On August 18, 2017, the Company issued 10,000 shares of common stock of the Company at a purchase price of $3.00 per share.  In consideration of the share purchase, the Company issued to the subscriber a five-year warrant for the purchase of an aggregate of 10,000 shares of common stock of the Company at an exercise price of $4.00 per share.

Between September 27, 2017 and October 26, 2017, the Company issued an aggregate of 25,168 shares of common stock in exchange for outstanding indebtedness in the aggregate amount of $56,219, inclusive of accrued and unpaid interest.

Between August 23, 2017 and October 11, 2017, in consideration of loans to the Company in the aggregate amount of $535,000, the Company issued to certain of the lenders an aggregate of 7,500 shares of the Company's common stock and a five-year warrant for the purchase of 15,000 shares of the common stock of the Company at an exercise price of $4.00 per share. The shares of common stock and warrant were valued at $8,600 and $24,150, respectively. In connection with $275,000 of such aggregate loan amount, the Company issued convertible notes in the aggregate principal amount of $299,000.  Such notes are convertible into shares of the Company's common stock at the election of the lenders at a conversion price equal to 65% of the fair market value of the Company's stock; however, generally the conversion price shall not be less than a price of $1.00 per share.

Between October 1, 2017 and October 16, 2017, in consideration of the extension of the maturity dates for the repayment of certain loans, the Company issued to a certain lender 4,300 shares of the Company's common stock and to another lender a five-year warrant for the purchase of 38,118 shares of the Company's common stock at an exercise price of $4.00 per share. The shares of common stock and warrant were valued at $8,600 and $61,370, respectively.

On September 13, 2017, the Company issued 10,000 shares of common stock of the Company in consideration of services rendered.  The shares were valued at $20,000.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017, Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

10.1 6% Fixed Convertible Promissory Note, dated October 25, 2017, issued by BioRestorative Therapies, Inc. to Tangiers Global, LLC.

10.2 Warrant, dated October 25, 2017, issued by BioRestorative Therapies, Inc. to Tangiers Global, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: November 2, 2017	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer